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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-110382) and related Prospectus of First Federal Capital Corp for the registration of 2,596,475 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements of First Federal Capital Corp included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
December 3, 2003
Milwaukee, Wisconsin